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                                                                     Exhibit 16





September 20, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Orleans Homebuilders, Inc. to be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report to be filed on September 20, 1999. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP